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                                    April 14, 1999


Board of Directors
Tenet Healthcare Corporation
3820 State Street
Santa Barbara, CA 93105

Ladies and Gentlemen:

          I am the General Counsel of Tenet Healthcare Corporation, a Nevada corporation (the "Company"), and in such capacity I am charged with general supervisory responsibilities for the legal affairs of the Company and its subsidiaries. This opinion is being furnished in connection with the preparation of a Registration Statement on Form S-4 (as amended, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on September 24, 1998. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $350,000,000 aggregate principal amount of the Company's 7 5/8% Series B Senior Notes due 2008 (the "Senior Notes") and $1,005,000,000 aggregate principal amount of the Company's 8 1/8% Series B Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes," and together with the Senior Notes, the "Notes").

          The Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 7 5/8% Senior Notes due 2008 (the "Old Senior Notes") and 8 1/8% Senior Subordinated Notes due 2008 (the "Old Subordinated Notes," and together with the Old Senior Notes, the "Old Notes"), respectively. The Old Senior Notes and the Old Senior Subordinated Notes and the Senior Notes and the Senior Subordinated Notes will be governed by respective indentures (the "Senior Note Indenture" and the "Senior Subordinated Note Indenture," together the "Indentures"), dated as of May 21, 1998, between the Company and The Bank of New York, as trustee (the "Trustee").

          This opinion is being furnished to you in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4, as amended (File No. 333-64157), relating to the Exchange Offer as filed with the Commission and the Prospectus forming a part thereof, (ii) the Restated Articles of Incorporation, as amended, of the Company, as presently in effect, (iii) the Restated Bylaws of the Company, as presently in effect, (iv) specimen copies of the Senior Notes, (v) specimen copies of the Senior


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Board of Directors
Tenet Healthcare Corporation
April 14, 1999
Page 2


Subordinated Notes, (vi) the Senior Note Indenture, (vii) the Senior Subordinated Note Indenture, (viii) certain resolutions of the Board of Directors of the Company (ix) certificates of officers of the Corporation and others, and (x) such other documents, instruments, agreements, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

          I am a member of the Bar in the State of California and for purposes of this opinion do not express any opinion as to the laws of any jurisdiction other than the laws of the State of California. Insofar as matters set forth in this opinion are governed or affected by the laws of the State of Nevada, I have relied, with your consent and without any independent investigation, on the opinion of Woodburn and Wedge, Special Nevada Counsel to the Company, a copy of which has been delivered to you. Insofar as matters set forth in this opinion are governed or affected by the laws of the State of New York, I have assumed for purposes of this opinion that the laws of the State of New York are substantially the same as the laws of the State of California.

          Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Notes have been duly authorized by the Company and when executed by an officer of the Company and authenticated in accordance with the terms of the Indentures and issued pursuant to the Exchange Offer as described in the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the respective Indentures under which they are being issued, except that (i) enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and (ii) I express no opinion regarding the enforceability or effect of Section 4.06 of the Senior Note Indenture or Section 4.06 of the Senior Subordinated Note Indenture.

          This opinion is rendered to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission. Notwithstanding the foregoing, I hereby consent to the filing of this Opinion with the Commission as Exhibit 5 to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I came within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.


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Board of Directors
Tenet Healthcare Corporation
April 14, 1999
Page 3


          The opinion expressed herein is as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of changes of the facts stated or assumed herein of any subsequent changes in applicable law.


                                           Very truly yours,


                                           /s/ Christi R. Sulzbach
                                           -----------------------------------
                                           Christi R. Sulzbach
                                           General Counsel